200 Clarendon Street 27th Floor Boston, MA 02116-5021 +1 617 728 7100 Main +1 617 426 6567 Fax www.dechert.com

February 27, 2012

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606-4302

Re:	Harbor Funds (the “Trust”)

(File Nos. 33-5852 and 811-4676)

Ladies and Gentlemen:

We hereby consent to the incorporation by reference into Post-Effective Amendment No. 96 to the Trust’s Registration Statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 98 to the Registration Statement under the Investment Company Act of 1940, as amended (the “1940 Act”), of our legal opinion dated December 10, 2009 and filed as an exhibit to Post-Effective Amendment No. 76 to the Registration Statement under the 1933 Act and Amendment No. 78 to the Registration Statement under the 1940 Act (Accession No. 0001193125-09-251495).

We also hereby consent to all references to our firm in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Sincerely,

DECHERT LLP
By: /s/ Christopher P. Harvey Christopher P. Harvey

17029506.1.BUSINESS

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